UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2026

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	001-33519	93-2834996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2811 Internet Boulevard, Frisco, Texas		75304
(Address of principal executive offices)		(Zip Code)

(469) 649-9486

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.10 par value	PSA	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.150% Cum Pref Share, Series F, $0.01 par value	PSAPrF	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.050% Cum Pref Share, Series G, $0.01 par value	PSAPrG	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.600% Cum Pref Share, Series H, $0.01 par value	PSAPrH	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series I, $0.01 par value	PSAPrI	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.700% Cum Pref Share, Series J, $0.01 par value	PSAPrJ	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.750% Cum Pref Share, Series K, $0.01 par value	PSAPrK	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.625% Cum Pref Share, Series L, $0.01 par value	PSAPrL	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.125% Cum Pref Share, Series M, $0.01 par value	PSAPrM	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 3.875% Cum Pref Share, Series N, $0.01 par value	PSAPrN	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 3.900% Cum Pref Share, Series O, $0.01 par value	PSAPrO	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series P, $0.01 par value	PSAPrP	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 3.950% Cum Pref Share, Series Q, $0.01 par value	PSAPrQ	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series R, $0.01 par value	PSAPrR	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.100% Cum Pref Share, Series S, $0.01 par value	PSAPrS	New York Stock Exchange
Guarantee of 0.875% Senior Notes due 2032 issued by Public Storage Operating Company	PSA/32	New York Stock Exchange
Guarantee of 0.500% Senior Notes due 2030 issued by Public Storage Operating Company	PSA/30	New York Stock Exchange
Guarantee of 3.500% Senior Notes due 2034 issued by Public Storage Operating Company	PSA/34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On June 25, 2026 (the “Closing Date”), Public Storage Operating Company (“PSOC”), a subsidiary of Public Storage (the “Company”), entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Agent, and the other lenders from time to time party thereto. The Credit Agreement provides PSOC with a $3.0 billion senior unsecured revolving credit facility (the “Revolving Credit Facility”) and a $500 million senior unsecured delayed draw term loan facility (the “DDTL Facility” and, together with the Revolving Credit Facility, the “Facilities”). The Revolving Credit Facility replaces in its entirety the $1.5 billion senior unsecured revolving credit facility provided for under the Company’s Third Amended and Restated Credit Agreement dated June 12, 2023. PSOC’s obligations under the Credit Agreement are guaranteed by the Company.

The Revolving Credit Facility has an initial maturity date of June 25, 2030, which may be extended by either a period of one additional year or up to two additional periods of six months, subject to the payment of certain extension fees and certain other customary conditions. The DDTL Facility may be borrowed in up to four advances during the period from the Closing Date through the date that is 180 days after the Closing Date and has a scheduled maturity date of June 25, 2031.

Under the terms of the Credit Agreement, PSOC has the ability to borrow up to $3.0 billion under the Revolving Credit Facility and $500 million under the DDTL Facility, with an option to increase commitments under the Revolving Credit Facility or incur one or more term loans at any time in an aggregate amount of up to an additional $1.5 billion, subject to obtaining additional commitments from lenders and the satisfaction of certain customary conditions. The Revolving Credit Facility includes borrowing capacity for letters of credit and also provides optionality for borrowings in certain foreign currencies.

Loans under the Credit Agreement bear interest at a per annum rate equal to, at PSOC’s election, (i) either a SOFR rate plus an applicable margin ranging from 0.625% to 1.35% or a base rate plus an applicable margin ranging from 0.00% to 0.35%, with respect to the Revolving Credit Facility, and (ii) either a SOFR rate plus an applicable margin ranging from 0.675% to 1.55% or a base rate plus an applicable margin ranging from 0% to 0.55%, with respect to the DDTL Facility, and in each case, with such applicable margin determined on the basis of the Company’s credit rating in effect from time to time. In addition, at PSOC’s election and subject to the agreement of one or more lenders under the Credit Facility, the interest rate on any loan may also be determined by competitive bid process. PSOC is also required to pay a facility fee on the aggregate commitments under the Revolving Credit Facility (whether or not utilized) at a rate per annum ranging from 0.10% to 0.30%, depending on the Company’s credit rating in effect from time to time. Beginning 90 days after the Closing Date and until the termination or expiration of the commitments under the DDTL Facility, PSOC is required to pay a ticking fee on the undrawn portion of the commitments in respect of the DDTL Facility at a rate per annum of 0.10% .

The Credit Agreement requires that PSOC comply with certain financial covenants, including a maximum consolidated total leverage ratio test, a maximum consolidated secured leverage ratio test, a maximum consolidated unsecured asset coverage ratio test and a minimum consolidated debt service coverage ratio test. The Credit Agreement also contains customary representations, affirmative covenants and negative covenants, including restrictions on the ability of the Company and its subsidiaries to merge or sell, lease or otherwise transfer all or substantially all assets.

The Credit Agreement also contains customary events of default (subject to certain grace periods), including nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations or warranties; cross-default to other material indebtedness, the occurrence of certain bankruptcy events; undischarged material judgments; certain ERISA events; and certain changes of control. Upon the occurrence of an event of default, any outstanding loans may be accelerated and/or the revolving commitments of the lenders may be terminated.

Borrowings under the Credit Agreement may be used, among other things, for property development costs, capital expenditures, repayment of indebtedness, general working capital needs and other general corporate purposes, including payment of dividends, acquisitions, and repurchases and redemptions of securities otherwise permitted under the Credit Agreement. As of June 25, 2026, PSOC had no outstanding borrowings under the Credit Agreement.

In the ordinary course of their respective businesses, many of the lenders or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, advisory, lending and/or commercial banking or other financial services for the Company and its subsidiaries for which they received, or may receive, customary fees and reimbursement of expenses.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 25, 2026, the Company issued a press release announcing the transactions described herein, including the Credit Agreement and the establishment of a new $1.0 billion unsecured commercial paper program, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The commercial paper program is backstopped by available capacity under the Company’s Revolving Credit Facility.

Commercial paper notes to be offered under the commercial paper program have not been and will not be registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information contained in or incorporated by reference into this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the notes under the commercial paper program, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1*	Fourth Amended and Restated Credit Agreement, dated as of June 25, 2026, by and among Public Storage Operating Company, the financial institutions party thereto and Wells Fargo Bank, National Association, as Agent.

99.1	Press release dated June 25, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Public Storage has omitted certain schedules and exhibits pursuant to Item 601(a) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

	By:	/s/ Joseph D. Fisher
Joseph D. Fisher
Date: June 25, 2026		President and Chief Financial Officer